Exhibit 15

Respironics, Inc. and Subsidiaries

Three and six months ended December 31, 2007

Acknowledgement of Independent Registered Public Accounting Firm

Board of Directors

Respironics, Inc. and Subsidiaries

We are aware of the incorporation by reference of our report dated February 11, 2008, with respect to the unaudited Consolidated Interim Financial Statements of Respironics, Inc. and Subsidiaries that are included in its Quarterly Report on Form 10-Q for the three-month and six-month periods ended December 31, 2007 in the following Registration Statements:

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Post Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-43703 pertaining to the Healthdyne Technologies, Inc. 1996 Stock Option Plan, Healthdyne Technologies, Inc. Stock Option Plan, Healthdyne Technologies, Inc. Nonemployee Director Stock Option Plan, and Healthdyne Technologies, Inc. Stock Option Plan II;

•	Form S-8 No. 333-16721 pertaining to the Respironics, Inc. Retirement Savings Plan;

•	Form S-8 No. 33-89308 and Form S-8 No. 333-74510 pertaining to the 1992 Stock Incentive Plan;

•	Form S-8 No. 33-44716 and Form S-8 No. 333-74504 pertaining to the 1991 Nonemployee Directors’ Stock Option Plan;

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Form S-8 No. 33-36459 pertaining to the Amended and Restated Incentive Stock Option Plan of Respironics, Inc. and Gerald E. McGinnis and the Consulting Agreement dated July 1, 1988 between Respironics, Inc. and Mark H. Sanders, M.D.;

•	Form S-8 No. 333-87335 pertaining to the Respironics, Inc. 1997 Non-Employee Directors’ Fee Plan;

•	Form S-8 No. 333-56812 and Form S-8 No. 333-110649 pertaining to the Respironics, Inc. 2000 Stock Incentive Plan;

•	Form S-8 No. 333-74506 pertaining to the Respironics, Inc. 2002 Employee Stock Purchase Plan;

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Post Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-77048 pertaining to the Novametrix Medical Systems Inc. 1990 Stock Option Plan, Novametrix Medical Systems Inc. 1994 Stock Option Plan, Novametrix Medical Systems Inc. 1997 Long-Term Incentive Plan, Novametrix Medical Systems Inc. 1999 Incentive Plan, Novametrix Medical Systems Inc. 2000 Long-Term Incentive Plan, and Novametrix Medical Systems Inc. President & COO Stock Options;

•	Form S-8 No. 333-129737 pertaining to the Respironics, Inc. 2006 Stock Incentive Plan;

•	Form S-8 No. 333-129738 pertaining to the Respironics, Inc. 2005 Supplemental Executive Retirement Plan and the 2005 Non-Employee Director Deferred Compensation Plan; and

•	Form S-8 No. 333-138718 pertaining to the Respironics, Inc. 2007 Employee Stock Purchase Plan.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

February 11, 2008

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